Exhibit Index on Page
6

                                              Registration No.:


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549


                                 FORM S-8

                       REGISTRATION STATEMENT UNDER

                        THE SECURITIES ACT OF 1933



                          GENERAL MICROWAVE CORPORATION

            (Exact name of issuer as specified in its charter)

       New York                                       11-1956350

(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification
No.)

5500 New Horizons Boulevard, Amityville, New York
11701
 (Address of Principal Executive Offices)                     (Zip
Code)

                       Employee Stock Purchase Plan

                         (Full title of the plan)

                         Michael I. Stolzar, Esq.
                    Zissu Gumbinger Stolzar & Wasserman
                             950 Third Avenue
                          New York, New York  10022

                  (Name and address of agent for service)

                                (212)  371-3900

        Telephone number, including area code, of agent for service

                      CALCULATION OF REGISTRATION FEE



Title of                         Proposed         Proposed
Securities                       Maximum          Maximum
Amount of
to be         Amount to be    Offering Price      Aggregate
Registration
Registered     Registered       Per Share      Offering Price
 Fee
Common Stock,    59,201         $5.64 (1)       $333,376 (1)
$115.00
par value $.01
per share



(1) Pursuant to Rule 457(h), estimated for purposes of calculating the registration fee only. Such estimate is based upon the average of the high and low sales prices of the Common Stock on July 16, 1996 as reported in the consolidated reporting system for exchange traded securities.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Except as otherwise indicated below, the contents of Registration
Statement on Form S-8, file number 33-15327 of General Microwave
Corporation relating to its Employee Stock Purchase Plan are incorporated by reference herein. The items required to be included in the Registration Statement which are stated below are not incorporated by reference.


Item 5.   Interests of Named Experts and Counsel

          Legal matters in connection with this Registration Statement have been passed upon by Zissu Gumbinger Stolzar & Wasserman, General
Counsel to the Registrant. Michael I. Stolzar, Director, Secretary and
Assistant Treasurer of the Registrant, is a partner in the firm of Zissu
Gumbinger Stolzar & Wasserman. Frederick Zissu, Chairman Emeritus of the Board of Directors and a director of the Registrant, is of counsel to that firm. Mr. Zissu owns 213,396 shares of Common Stock of the Registrant which represents approximately 17.8% of the outstanding Common Stock. Mr. Stolzar owns 200 shares of the Registrant's Common
Stock.


Item 8.   Exhibits

     The following exhibits are filed with or incorporated by reference into this registration statement.

      3(a)     Certificate of Incorporation of General
               Microwave Corporation dated June 13, 1960 -
               Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
               February 28, 1995.

      3(b)     Certificate of Amendment of Certificate
               of Incorporation of General Microwave
               Corporation dated December 21, 1961 -
               Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
               February 28, 1995.

      3(c)     Certificate of Change of General Microwave
               Corporation dated September 24, 1981 -
               Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
               February 28, 1995.

      3(d)     Certificate of Amendment of Certificate
               of Incorporation of General Microwave
               Corporation dated June 25, 1985 -
               Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
               February 28, 1995.

      3(e)     Certificate of Change of General Microwave
               Corporation dated June 24, 1986 -
               Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
               February 28, 1995.

      3(f)     Certificate of Amendment of Certificate
               of Incorporation of General Microwave
               Corporation dated June 28, 1988 -
               Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
               February 28, 1995.

      3(g)     By-laws of General Microwave Corporation -
               Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
               February 28, 1995.

      4(i)     Employee Stock Purchase Plan, as amended -
               Incorporated by reference to Proxy Statement for the 1996 Annual Meeting of Stockholders.

      5        Opinion of Zissu Gumbinger Stolzar &
               Wasserman.

     23(a)     Consent of Zissu Gumbinger Stolzar &
               Wasserman.  This consent is contained in
               Exhibit 5.

     23(b)     Consents of Independent Auditors.



Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events
          arising after the effective date of the Registration
Statement
          (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to
          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a)
or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the information incorporated by reference into Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issued.

                              SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amityville, State of New York, on July 16, 1996.

                                      General Microwave Corporation



                                      By:s/ MITCHELL TUCKMAN

                                         Mitchell Tuckman,
President
                                         and Chief Executive
Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                      Title                       Date


s/ MITCHELL TUCKMAN      President and Director        July 16,
1996
(Mitchell Tuckman)       (Principal Executive
                          Officer)


s/ ARNOLD H. LEVINE      Vice President-Finance,       July 16,
1996
(Arnold H. Levine)       Treasurer and Chief Financial
                         Officer (Principal Financial
                         and Accounting Officer)


                         Director                      July 16,
1996
(Frederick Zissu)


s/ SHERMAN A. RINKEL     Director                      July 16,
1996
(Sherman A. Rinkel)


s/ MOE WIND              Director                      July 16,
1996
(Moe Wind)


s/ STANLEY SIMON         Director                      July 16,
1996
(Stanley Simon)


                         Director                      July 16,
1996
(Edmond D. Franco)


s/ MICHAEL I. STOLZAR    Director                      July 16,
1996
(Michael I. Stolzar)

                             Exhibit Index


                                                           Page
Number
                                                           in
Sequential
Exhibit No.
Numbering

   3(a)       Certificate of Incorporation of General
*
              Microwave Corporation dated June 13, 1960 -
              Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
              February 28, 1995.

   3(b)       Certificate of Amendment of Certificate
*
              of Incorporation of General Microwave
              Corporation dated December 21, 1961 -
              Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
              February 28, 1995.

   3(c)       Certificate of Change of General Microwave
*
              Corporation dated September 24, 1981 -
              Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
              February 28, 1995.

   3(d)       Certificate of Amendment of Certificate
              of Incorporation of General Microwave
*
              Corporation dated June 25, 1985 -
              Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
              February 28, 1995.

   3(e)       Certificate of Change of General Microwave
*
              Corporation dated June 24, 1986 -
              Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
              February 28, 1995.

   3(f)       Certificate of Amendment of Certificate
*
              of Incorporation of General Microwave
              Corporation dated June 28, 1988 -
              Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
              February 28, 1995.

   3(g)       By-laws of General Microwave Corporation -
*
              Incorporated by reference to Annual Report on Form 10-K for the fiscal year ended
              February 28, 1995.



___________________________
* Incorporated by reference

   4(i)       Employee Stock Purchase Plan, as amended -
*
              Incorporated by reference to Proxy Statement for the 1996 Annual Meeting of Stockholders.

   5          Opinion of Zissu Gumbinger Stolzar &
8
              Wasserman.

   23(a)      Consent of Zissu Gumbinger Stolzar &
8
              Wasserman.  This consent is contained in
              Exhibit 5.

   23(b)      Consents of Independent Auditors.
9





___________________________
* Incorporated by reference

                               EXHIBIT 5




                                                         July 16,
1996



General Microwave Corporation
5500 New Horizons Boulevard
Amityville, New York  11701

Gentlemen:

          In connection with a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering 59,201 shares of Common Stock of General Microwave Corporation, you have asked our opinion with respect to the proposed issuance of up to 59,201 shares of Common Stock (par value $.01 per share) of General Microwave Corporation to be issued pursuant to the
General Microwave Corporation's Employee Stock Purchase Plan.

          In connection therewith, we have examined all of the relevant corporate records and other instruments relating to the incorporation and corporate existence of General Microwave Corporation and other relevant books and records. Based on our examination, it is our opinion that the following statements are true:

          1. The shares of Common Stock to which the Registration Statement relates have been duly authorized for issuance.

          2. Upon the effectiveness of the Registration Statement and the purchase of shares pursuant to General Microwave Corporation's Employee Stock Purchase Plan, any shares issued pursuant thereto, when issued, will be validly issued, fully paid and non-assessable shares of stock of General Microwave Corporation and no personal liability will attach to the holders of such shares under the laws of the State of New
York, General Microwave Corporation's state of incorporation.

          We hereby consent to the inclusion of our opinion as an exhibit to the Registration Statement described above.

                                           Very truly yours,


                              s/   ZISSU GUMBINGER STOLZAR &
WASSERMAN

                             EXHIBIT 23(b)

                     Independent Auditors' Consent



The Stockholders and Board of Directors
General Microwave Corporation


We consent to the use of our report dated May 10, 1996 incorporated herein by reference, which is based partially upon the report of other auditors.


                                   s/ KPMG PEAT MARWICK LLP


Jericho, New York
July 16, 1996

                             EXHIBIT 23(b)

                     Independent Auditors' Consent



The Stockholders and Board of Directors
General Microwave Corporation


We consent to the incorporation by reference in this registration statement of General Microwave Corporation on Form S-8 of our report dated May 20, 1996 (relating to the financial statements of General Microwave (Israel) Corporation and subsidiary not included herein) appearing in the annual report on Form 10-K of General Microwave Corporation for the year ended February 29, 1996.


                                   s/ IGAL BRIGHTMAN & CO.



July 16, 1996